Exhibit 1(b)

PPL ELECTRIC UTILITIES CORPORATION

$25,000,000

Senior Secured Bonds, 7.125% Series due 2013

UNDERWRITING AGREEMENT

October 15, 2008

Barclays Capital Inc.
BNP Paribas Securities Corp.
Lazard Capital Markets LLC
Scotia Capital (USA) Inc.
As Representatives of the Underwriters
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019

Ladies and Gentlemen:

1.	Introductory.

    PPL Electric Utilities Corporation, a Pennsylvania corporation (“Company”), proposes to issue and sell, and the several Underwriters named in Section 3 hereof (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), propose, severally and not jointly, to purchase, upon the terms and conditions set forth herein, $25,000,000 aggregate principal amount of the Company’s Senior Secured Bonds, 7.125% Series due 2013 (the “Bonds”) to be issued under an Indenture, dated as of August 1, 2001, between the Company and The Bank of New York Mellon, as trustee thereunder (the “Trustee”), as supplemented by Supplemental Indenture No. 8 (“Supplemental Indenture No. 8”), to be dated as of October 1, 2008 (as so supplemented, the “Indenture”).  The Bonds will be part of the same series as the $375,000,000 aggregrate principal amount of the Company’s 7.125% Senior Secured Bonds due 2013 that were offered on October 14, 3008, increasing the aggregrate principal amount of the series to $400,000,000.  The Bonds will be initially secured by mortgage bonds (“Mortgage Bonds”) to be issued by the Company in a like aggregate principal amount as the Bonds pursuant to the Company’s Mortgage and Deed of Trust, dated as of October 1, 1945, to Deutsche Bank Trust Company Americas (formerly Bankers Trust Company, successor to Morgan Guaranty Trust Company of New York, formerly Guaranty Trust Company of New York), as trustee thereunder (the “Mortgage Trustee”), as amended and supplemented by seventy indentures supplemental thereto (the “Mortgage and Deed of Trust”), and as to be amended and supplemented by a Seventy-Seventh Supplemental Indenture to be dated as of October 1, 2008 (the “Seventy-Seventh Supplemental Indenture ”) (such Mortgage and Deed of Trust and the Seventy-Seventh Supplemental Indenture being hereinafter collectively referred to herein as the “Mortgage”).

    The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement (No. 333-132574-03) on Form S-3, including the related preliminary prospectus or prospectus, which registration statement became effective upon filing under Rule 462(e) (“Rule 462(e)”) of the rules and regulations of the Commission (the “Securities Act Regulations”) under the Securities Act of 1933, as amended (the “Securities Act”).  Such registration statement covers the registration of the Bonds under the Securities Act.  Promptly after the date of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the Securities Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Securities Act Regulations.  Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.”  Each prospectus used in connection with the offering of the Bonds that omitted Rule 430B Information (other than a “free writing prospectus” as defined in Rule 405 of the Securities Act Regulations that has not been approved in writing by the Company and the Representatives) is herein called a “preliminary prospectus.”  Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by the Securities Act Regulations, is herein called the “Registration Statement.”  The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”  The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Bonds, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date hereof and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

    All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “Exchange Act”) which is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

2.	Representations and Warranties.

    The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 2(b) hereof and as of the Closing Date referred to in Section 5 hereof, and agrees with each Underwriter as follows:

(a) (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Bonds in reliance on the exemption of Rule 163 of the Securities Act Regulations or made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) and (D) at the date hereof, the Company was and is eligible to register and issue the Bonds as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Bonds, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.”  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act Regulations objecting to the use of the automatic shelf registration statement form;

(b) The Original Registration Statement became effective upon filing under Rule 462(e) of the Securities Act Regulations on March 20, 2006, and any post-effective amendment thereto also became effective upon filing under Rule 462(e).  No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Bonds made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act Regulations and at the Closing Date, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations thereunder, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the Securities Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below), the Statutory Prospectus (as defined below) and the Issuer Free Writing Prospectus, including the Final Term Sheet prepared and filed pursuant to Section 6(b) identified on Schedule A hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the time of the filing of the Final Term Sheet, the General Disclosure Package, when considered together with the Final Term Sheet (as defined in Section 6(b)), will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 11:00 a.m., New York City time, on October 15, 2008 or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Bonds that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Bonds or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule A hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Permitted Free Writing Prospectus” means any free writing prospectus consented to in writing by the Company and the Representatives.  For the avoidance of doubt, any free writing prospectus that is not consented to in writing by the Company does not constitute a Permitted Free Writing Prospectus and will not be an Issuer Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Bonds that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Bonds or until any earlier date that the Company notified or notifies the Representatives as described in Section 6(g), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein or to any statements in or omissions from the Statement of Eligibility of the Trustee under the Indenture.  At the effective date of the Registration Statement, the Indenture conformed in all material respects to the Trust Indenture Act and the rules and regulations thereunder;

(c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to conduct its business as described in the General Disclosure Package and the Prospectus and to enter and perform its obligations under this Agreement, the Indenture, the Mortgage, the Bonds and the Mortgage Bonds;

(d) The Bonds have been duly authorized by the Company and, when issued, authenticated and delivered in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except to the extent limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium laws or by other laws now or hereafter in effect relating to or affecting the enforcement of mortgagee’s and other creditors’ rights and by general equitable principles (regardless of whether considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing and consideration of public policy, and federal or state securities law limitations on indemnification and contribution (the “Enforceability Exceptions”); the Bonds will be in the forms established pursuant to, and entitled to the benefits of, the Indenture; and the Bonds will conform in all material respects to the statements relating thereto contained in the General Disclosure Package and the Prospectus;

(e) The Indenture has been duly authorized by the Company and, when Supplemental Indenture No. 8 is executed and delivered by the Company, and assuming due authorization, execution and delivery of Supplemental Indenture No. 8 by the Trustee, will constitute a valid and legally binding obligation of the Company enforceable in accordance with its terms (except to the extent limited by the Enforceability Exceptions); the Indenture conforms and will conform in all material respects to the statements relating thereto contained in the General Disclosure Package and the Prospectus; and at the effective date of the Registration Statement, the Indenture was duly qualified under the Trust Indenture Act;

(f) The Mortgage Bonds have been duly authorized by the Company and, when issued, authenticated and delivered in the manner provided for in the Mortgage, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms (except to the extent limited by the Enforceability Exceptions); the Mortgage Bonds will be in the forms established pursuant to, and entitled to the benefits of, the Mortgage; and the Mortgage Bonds will conform in all material respects to the statements relating thereto contained in the General Disclosure Package and the Prospectus;

(g) The Mortgage has been duly authorized by the Company and, when the Seventy-Seventh Supplemental Indenture is executed and delivered by the Company, and assuming due authorization, execution and delivery of the Seventy-Seventh Supplemental Indenture by the Mortgage Trustee, will constitute a valid and binding obligation of the Company enforceable in accordance with its terms as it relates to the Mortgage Bonds (except to the extent limited by the Enforceability Exceptions); the Mortgage conforms and will conform in all material respects to the statements relating thereto contained in the Prospectus; and at the effective date of the Registration Statement, the Mortgage was duly qualified under the Trust Indenture Act;

(h) The Company is in compliance in all material respects with its Amended and Restated Articles of Incorporation and Bylaws;

(i) There are no Liens on the Mortgaged Property (as each of such terms is defined in the Indenture) other than (i) the Lien of the Mortgage, (ii) those Liens described in subsections (b) through (u) of the definition of “Permitted Liens” in the Indenture or (iii) such other Liens as would not materially impair the value of the Mortgaged Property, taken as a whole;

(j) The securities certificate of the Company with respect to the Bonds and the Mortgage Bonds has been duly registered pursuant to Section 1903 of the Pennsylvania Public Utility Code (66 Pa. CS. § 1903), as amended, and such registration remains in effect.  Other than such registration, no further consent, approval, authorization, order, registration or qualification of or with any federal, state or local governmental agency or body or any federal, state or local court is required to be obtained by the Company in connection with its execution and delivery of this Agreement, the Indenture, the Mortgage, the Bonds or the Mortgage Bonds, or the performance by the Company of its obligations hereunder or thereunder, except such as have been obtained and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Bonds by the Underwriters in the manner contemplated herein and in the Prospectus;

(k) Neither the execution and delivery of this Agreement, Supplemental Indenture No. 8 or the Seventy-Seventh Supplemental Indenture, the issue and sale of the Bonds or the issuance of the Mortgage Bonds, nor the consummation of any of the transactions herein or therein contemplated, will violate any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company, or result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s amended and restated articles of incorporation or bylaws, or any material agreement or instrument to which the Company is a party or by which it is bound except for such breaches or defaults that would not in the aggregate have a material adverse effect on the Company’s ability to perform its obligations hereunder or thereunder;

(l) The consolidated financial statements of the Company and its subsidiaries, together with the related notes and schedules, each set forth or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations thereunder; such audited financial statements have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and no material modifications are required to be made to the unaudited interim financial statements for them to be in conformity with generally accepted accounting principles;

(m) This Agreement has been duly and validly authorized, executed and delivered by the Company;

(n) Since the respective dates as of which information is given in the General Disclosure Package and the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no event or occurrence that would result in a material adverse change in the financial position or results of operations of the Company and its subsidiaries taken as a whole;

(o) The Company is not, and after giving effect to the offering and sale of the Bonds and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(p) Ernst & Young LLP, who have audited certain financial statements of the Company and its consolidated subsidiaries and issued their report with respect to the audited consolidated financial statements and schedules included and incorporated by reference in the Prospectus, is an independent registered public accounting firm with respect to the Company during the periods covered by their reports within the meaning of the Securities Act and the Securities Act Regulations and the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”).  Pricewaterhouse Coopers LLP, who have audited financial statements as of December 31, 2005 and for each of the two years in the period ended December 31, 2005 of the Company and its subsidiaries and issued their report with respect to the audited consolidated financial statements and schedule included and incorporated by reference in the Prospectus, was the independent registered public accounting firm for the Company as of December 31, 2005 and for each of the two years in the period ended December 31, 2005 within the meaning of the Securities Act and the Securities Act Regulations and the standards of the PCAOB; and

(q) The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that transactions are executed in accordance with management’s authorizations and transactions are recorded as necessary to permit preparation of financial statements.  The Company maintains “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the Exchange Act.

    Each of you, as one of the several Underwriters, represents and warrants to, and agrees with, the Company, its directors and such of its officers as shall have signed the Registration Statement, and to each other Underwriter, that the information set forth in Schedule B hereto furnished to the Company by or through you or on your behalf expressly for use in the Registration Statement or the Prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated therein or necessary to make such information not misleading.

3.	Purchase and Sale of Bonds.

    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein contained, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of 99.488% of the principal amount thereof, plus accrued interest, if any, from the date of the first authentication of the Bonds to the Closing Date (as hereinafter defined), the respective principal amounts of the Bonds set forth below opposite the names of such Underwriters.

Underwriters	Principal Amount Of Bonds
Barclays Capital Inc.	$5,687,500
BNP Paribas Securities Corp.	5,687,500
Lazard Capital Markets LLC.	5,687,500
Scotia Capital (USA) Inc	5,687,500
BNY Mellon Capital Markets, LLC	750,000
PNC Capital Markets LLC	750,000
U.S. Bancorp Investments, Inc.	750,000
Total	$25,000,000

4.	Public Offering.

    The several Underwriters agree that as soon as practicable, in their judgment, they will make a public offering of their respective portions of the Bonds in accordance with the terms set forth in the Prospectus.

5.	Delivery and Payment.

    The Bonds will be represented by one or more definitive global securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian.  The Company will deliver the Bonds to you against payment by you of the purchase price therefor (such delivery and payment herein referred to as the “Closing”) by wire transfer of immediately available funds to the Company’s account (No. 2-334-233) at Mellon Bank, N.A. (ABA Routing Number 031000037) by 10:00 a.m., New York City time, on the Closing Date. Such payment shall be made upon delivery of the Bonds for the account of Barclays Capital Inc. at DTC.  The Bonds so to be delivered will be in fully registered form in such authorized denominations as established pursuant to the Indenture. The Company will make the Bonds available for inspection by you at the office of The Bank of New York Mellon, 101 Barclay Street, 4th Floor, New York, New York 10286, Attention: John Rochanakit not later than 10:00 a.m., New York City time, on the business day next preceding the Closing Date.

    Each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not and will not make any offer relating to the Bonds that would constitute or would use an “issuer free writing prospectus” as defined in Rule 433 or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 of the Securities Act Regulations that would be required to be filed with the Commission, other than information contained in the Final Term Sheet prepared in accordance with Section 6(b).

    The term “Closing Date” wherever used in this Agreement shall mean October 17, 2008, or such other date (i) not later than the seventh full business day thereafter as maybe agreed upon in writing by the Company and you, or (ii) as shall be determined by postponement pursuant to the provisions of Section 10 hereof.

6.	Certain Covenants of the Company.

    The Company covenants and agrees with the several Underwriters:

(a) The Company, subject to Section 6(b), will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Bonds shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Bonds for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Bonds.  The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)).  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.  The Company shall pay the required Commission filing fees relating to the Bonds within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Bonds or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives shall reasonably object in writing.  The Company will give the Representatives notice of its intention to make any such filing pursuant to the Exchange Act or Exchange Act Regulations from the Applicable Time to the Closing Date and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives shall reasonably object in writing.  The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Bonds, in form and substance reasonably satisfactory to the Representatives, and shall file such Final Term Sheet as an “Issuer Free Writing Prospectus” prior to the close of business two Business Days after the date hereof (“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York); provided that the Company shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives shall reasonably object in writing.

(c) To furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the Securities Act, as many copies of the Prospectus and any amendments and supplements thereto as each Underwriter may reasonably request.

(d) That before amending and supplementing the preliminary prospectus or the Prospectus, they will furnish to the Representatives a copy of each such proposed amendment or supplement and that it will not use any such proposed amendment or supplement to which the Representatives reasonably object in writing.

(e) To use its best efforts to qualify the Bonds and to assist in the qualification of the Bonds by you or on your behalf for offer and sale under the securities or “blue sky” laws of such jurisdictions as you may designate, to continue such qualification in effect so long as required for the distribution of the Bonds and to reimburse you for any expenses (including filing fees and fees and disbursements of counsel) paid by you or on your behalf to qualify the Bonds for offer and sale, to continue such qualification, to determine its eligibility for investment and to print any preliminary or supplemental “blue sky” survey or legal investment memorandum relating thereto; provided that the Company shall not be required to qualify as a foreign corporation in any State, to consent to service of process in any State other than with respect to claims arising out of the offering or sale of the Bonds, or to meet any other requirement in connection with this paragraph (e) deemed by the Company to be unduly burdensome;

(f) Promptly to deliver to you one signed copy of the Registration Statement as originally filed and of all amendments thereto heretofore or hereafter filed, including conformed copies of all exhibits except those incorporated by reference, and such number of conformed copies of the Registration Statement (but excluding the exhibits), each related preliminary prospectus, the Prospectus, and any amendments and supplements thereto, as you may reasonably request;

(g) If at any time prior to the completion of the sale of the Bonds by the Underwriters (as determined by the Representatives), any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Prospectus to comply with applicable law, the Company promptly (i) will notify the Representatives of any such event; (ii) subject to the requirements of paragraph (b) of this Section 6, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Prospectus to the several Underwriters without charge in such quantities as they may reasonably request; provided that the expense of preparing and filing any such amendment or supplement to the prospectus (x) that is necessary in connection with such a delivery of a supplemental or amended prospectus more than nine months after the date of this Agreement or (y) that relates solely to the activities of any Underwriter shall be borne by the Underwriter or Underwriters or the dealer or dealers requiring the same; and provided further that you shall, upon inquiry by the Company, advise the Company whether or not any Underwriter or dealer which shall have been selected by you retains any unsold Bonds and, for the purposes of this subsection (g), the Company shall be entitled to assume that the distribution of the Bonds has been completed when they are advised by you that no such Underwriter or dealer retains any Bonds.  If at any time following issuance of an Issuer Free Writing Prospectus, there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement (or any other registration statement related to the Bonds) or the Statutory Prospectus or any preliminary prospectus would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h) As soon as practicable to make generally available to its security holders an earnings statement covering a period of at least twelve months beginning after the “effective date of the registration statement” within the meaning of Rule 158 under the Securities Act which will satisfy the provisions of Section 11(a) of the Securities Act;

(i) To pay or bear (i) all expenses in connection with the matters herein required to be performed by the Company, including all expenses (except as provided in Section 6(g) above) in connection with the preparation and filing of the Registration Statement and the Prospectus, and any amendment or supplement thereto, and the furnishing of copies thereof to the Underwriters, and all audits, statements or reports in connection therewith, and all expenses in connection with the issue and delivery of the Bonds to the Underwriters at the place designated in Section 5 hereof, any fees and expenses relating to the eligibility and issuance of the Bonds in book-entry form and the cost of obtaining CUSIP or other identification numbers for the Bonds, all federal and state taxes (if any) payable (not including any transfer taxes) upon the original issue of the Bonds; (ii) all expenses in connection with the printing, reproduction and delivery of this Agreement and the printing, reproduction and delivery of any preliminary prospectus and each Prospectus, and (except as provided in Section 6(g) above) any amendment or supplement thereto, to the Underwriters; (iii) any and all fees payable in connection with the rating of the Bonds; and (iv) the reasonable fees and expenses of the Trustee and the Mortgage Trustee, including the fees and disbursements of counsel for the Trustee and the Mortgage Trustee, in connection with the Indenture, the Mortgage, the Bonds and the Mortgage Bonds;

(j) During the period from the date of this Agreement through the Closing Date, the Company shall not, without the Underwriters’ prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Bonds, any security convertible into or exchangeable into or exercisable for Bonds or any debt securities substantially similar to the Bonds (except for the Bonds issued pursuant to this Agreement); and

(k) The Company represents and agrees that, unless it obtains the prior consent of the Representatives (such consent not to be unreasonably withheld), it has not made and will not make any offer relating to the Bonds that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations, required to be filed with the Commission.  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping in accordance with the Securities Act Regulations.

7.	Conditions of Underwriters’ Obligations.

    The obligations of the several Underwriters to purchase and pay for the Bonds on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the date of this Agreement and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) You shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Date, in form and substance reasonably satisfactory to you and PricewaterhouseCoopers LLP, confirming that PricewaterhouseCoopers LLP was the independent registered public accounting firm for the Company’s financial statements as of December 31, 2005 and for each of the two years in the period ended December 31, 2005 within the meaning of the Securities Act and the Securities Act Regulations, and stating in effect that, in their opinion, the consolidated financial statements and supplemental financial statement schedule of the Company and its consolidated subsidiaries audited by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act, and the related published rules and regulations thereunder.

(b) You shall have received from Ernst & Young LLP a letter, dated the date of this Agreement and the Closing Date, confirming that Ernst & Young LLP is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the Securities Act Regulations, and that:

(i) they have read the minutes of the meetings of the Company’s Board of Directors and Executive, Compensation Processes and Procedures and Nominating Committees as set forth in the minute books at a specified date not more than five business days prior to the date of delivery of such letter;

(ii) they have, if applicable, performed the procedures specified by the Public Company Accounting Oversight Board (United States) for a review of interim financial information as described in Statement on Auditing Standards No. 100, Interim Financial Information, on the unaudited condensed interim financial statements of the Company included or incorporated by reference in the Registration Statement and have read the unaudited interim financial data for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement to the date of the latest available interim financial data; and

(iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, they have performed inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below and other specified procedures, nothing came to their attention that caused them to believe that:

(A) any material modifications should be made to the unaudited interim financial statements included or incorporated by reference in the Registration Statement for them to be in conformity with generally accepted accounting principles;

(B) the unaudited interim financial statements included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Exchange Act and the related published rules and regulations thereunder;

(C) at the date of the latest available balance sheet of the Company read by such accountants, there was any change in the common stock, treasury stock or preferred securities (with or without sinking fund requirements), or any increase in long-term debt, as compared with amounts shown on the latest consolidated balance sheet included or incorporated by reference in the Registration Statement; or

(D) at a date not more than five business days prior to the date of this Agreement, there was any change in the common stock, treasury stock or preferred securities (with or without sinking fund requirements), or any increase in long-term debt, as compared with amounts shown on the latest consolidated balance sheet included or incorporated by reference in the Registration Statement; except in all cases for changes, increases or decreases that the Prospectus discloses have occurred or may occur or that are described in such letter; and

(iv) they have read certain financial and statistical amounts included or incorporated by reference in the Registration Statement and the Prospectus, which amounts are set forth in such letter and agreed such amounts to the Company’s accounting records which are subject to controls over financial reporting or which have been derived directly from such accounting records by analysis or computation and have found such amounts to be in agreement with such results, except as otherwise specified in such letter and such other procedures as the Underwriters may request and Ernst & Young LLP is willing to perform and report upon.

(c) The Registration Statement shall have become effective and on the Closing Date no stop order suspending the effectiveness of the Registration Statement and/or any notice objecting to its use shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B).  The Company shall have paid the required Commission filing fees relating to the Bonds within the time period required by Rule 456(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or the cover page of a prospectus filed pursuant to Rule 424(b).

(d) Subsequent to the execution of this Agreement, there shall not have occurred (i) any material adverse change not contemplated by the Prospectus (as it exists on the date hereof) in or affecting particularly the business or properties of the Company which, in your judgment, materially impairs the investment quality of the Bonds; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iii) a general banking moratorium declared by federal or New York authorities or a material disruption in securities settlement, payment or clearance services in the United States; (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in your reasonable judgment, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical and inadvisable to proceed with completion of the sale of and payment for the Bonds and you shall have made a similar determination with respect to all other underwritings of debt securities of utility or energy companies in which you are participating and have a contractual right to make such a determination; or (v) any decrease in the ratings of the Bonds by Standard & Poor’s Ratings Services, a Division of The McGraw Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch, Inc. or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Bonds.

(e) At or before the Closing Date, the Pennsylvania Public Utility Commission and any other regulatory authority whose consent or approval shall be required for the issue and sale of the Bonds by the Company shall have taken all requisite action, or all such requisite action shall be deemed in fact and law to have been taken, to authorize such issue and sale on the terms set forth in the Prospectus, and such actions shall have become final and no longer subject to appeal, and no appeal shall have been timely filed with respect to such actions.

(f) You shall have received from Michael A. McGrail, Esq., Deputy General Counsel, or such other counsel for the Company as may be acceptable to you, an opinion in form and substance satisfactory to you, dated the Closing Date and addressed to you, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus;

(ii) The Bonds have been duly authorized, executed and delivered by the Company and, assuming due authentication and delivery by the Trustee in the manner provided for in the Indenture and delivery against payment therefor, are valid and legally binding obligations of the Company entitled to the benefits and security of the Indenture, enforceable against the Company in accordance with their terms (except to the extent limited by the Enforceability Exceptions);

(iii) The Mortgage Bonds have been duly authorized, executed and delivered by the Company and, assuming due authentication and delivery by the Mortgage Trustee in the manner provided for in the Mortgage and the Indenture, are valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms (except to the extent limited by the Enforceability Exceptions); and the Mortgage Bonds are entitled to the benefits and security of the Mortgage equally and ratably with all other bonds outstanding thereunder;

(iv) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent limited by the Enforceability Exceptions); no authorization, vote, consent or action by the holders of any of the outstanding shares of capital stock of the Company is necessary with respect to the execution and delivery by the Company of the Supplemental Indenture No. 8;

(v) The Mortgage has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and, assuming due authorization, execution and delivery by the Mortgage Trustee, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent limited by the Enforceability Exceptions);

(vi) The Company has good and sufficient title to all the real property and personal property described in the Indenture as owned by it and as subject to the lien thereof, subject only to permitted liens as defined in Section 101 of the Indenture (“Permitted Liens”); the Indenture constitutes a valid direct mortgage lien that such instrument purports to create upon said properties, subject only to Permitted Liens (including the Mortgage), which properties include all of the physical properties of the Company (except such property as may have been duly released from the lien thereof and such property as may not be subjected to the lien thereof under the laws of the Commonwealth of Pennsylvania without the delivery thereof to the Trustee, and certain other classes of property expressly excepted in the Indenture); and all physical properties (other than those of the character not subject to the lien of the Indenture as aforesaid) acquired by the Company after the respective dates of the Indenture and Supplement Indenture No. 8 have become or will, upon such acquisition, become subject to the lien thereof, subject, however, to Permitted Liens;

(vii) The Company has good and sufficient title to all the real property and personal property described in the Mortgage as owned by it and as subject to the lien thereof, subject only to (1) minor leases which, in the opinion of such counsel, do not interfere with the Company’s business; (2) minor defects, irregularities and deficiencies in titles of properties and rights-of-way which, in the opinion of such counsel, do not materially impair the use of such property and rights-of-way for the purposes for which they are held by the Company; and (3) other excepted encumbrances as defined in Section 6 of the Mortgage; the Mortgage, subject only as set forth above, constitutes a valid direct first mortgage lien that such instrument purports to create upon said properties, and said properties include all of the physical properties and franchises of the Company (except such property as may have been duly released from the lien thereof and such property as may not be subjected to the lien thereof under the laws of the Commonwealth of Pennsylvania without the delivery thereof to the Trustee, and certain other classes of property expressly excepted in the Indenture); and all physical properties and franchises (other than those of the character not subject to the lien of the Mortgage as aforesaid) acquired by the Company after the respective dates of the Mortgage and the Seventy-Seventh Supplemental Indenture have become or will, upon such acquisition, become subject to the lien thereof, subject, however, to excepted encumbrances and to liens, if any, existing or placed thereon at the time of the acquisition thereof by the Company;

(viii) The Mortgage (other than the Seventy-Seventh Supplemental Indenture ) and the Indenture (other than Supplemental Indenture No. 8) have been duly filed and recorded in all jurisdictions in which it is necessary for such instruments to be filed and recorded in order to constitute a lien of record on the property subject thereto;

(ix) The descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and (1) such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement, the General Disclosure Package or Prospectus which are not described, or of any contracts or documents of a character required to be described in the Registration Statement, any Statutory Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required and (2) nothing has come to the attention of such counsel that would lead such counsel to believe either that the Registration Statement, at its effective date, contained any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the General Disclosure Package, as of the Applicable Time, or that the Prospectus, as supplemented, as of the date of this Agreement, and as it shall have been amended or supplemented, as of the Closing Date, contained or contains any untrue statement of a material fact or omits or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements and other financial data contained in the Registration Statement, the General Disclosure Package or the Prospectus;

(x) This Agreement has been duly authorized, executed and delivered by the Company;

(xi) All legally required proceedings in connection with the authorization and issue of the Bonds and the Mortgage Bonds and the sale of the Bonds by the Company in the manner set forth herein have been had and remain in effect; the Securities Certificate of the Company with respect to the Bonds and the Mortgage Bonds has been duly registered pursuant to Section 1903 of the Pennsylvania Public Utility Code (66 Pa. CS. § 1903), as amended, and such registration remains in effect, and all requisite action of public boards or bodies (other than in connection or in compliance with the provisions of the securities or “blue sky” laws of any jurisdiction, as to which such counsel need not express an opinion) as may be legally required with respect to all or any of such matters or related thereto has been taken and remains in effect;

(xii) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company holds all franchises, certificates of public convenience, licenses and permits necessary to carry on the utility business in which it is engaged; and

(xiii) All taxes payable to any State or subdivision thereof in connection with the execution, delivery and recordation of the Mortgage, the Seventy-Seventh Supplemental Indenture and the Indenture, the execution, authentication, issuance and delivery of the Bonds and the Mortgage Bonds, and the mortgaging of property under the Mortgage, the Seventy-Seventh Supplemental Indenture and the Indenture have been paid.

    In rendering such opinion, such counsel may rely as to matters governed by New York law upon the opinion of Dewey & LeBoeuf LLP referred to in Section 7(g) of this Agreement.

(g) You shall have received from Dewey & LeBoeuf LLP, special counsel to the Company, an opinion in form and substance satisfactory to you, dated the Closing Date and addressed to you, to the effect that:

(i) The Bonds have been duly authorized, executed and delivered by the Company and, assuming due authentication and delivery by the Trustee in the manner provided for in the Indenture and delivery against payment therefor, are valid and legally binding obligations of the Company entitled to the benefits and security of the Indenture, enforceable against the Company in accordance with their terms (except to the extent limited by the Enforceability Exceptions);

(ii) The Mortgage Bonds have been duly authorized, executed and delivered by the Company and, assuming due authentication and delivery by the Mortgage Trustee in the manner provided for in the Mortgage and the Indenture, are valid and legally binding obligations of the Company entitled to the benefits and security of the Mortgage, enforceable against the Company in accordance with their terms (except to the extent limited by the Enforceability Exceptions);

(iii) The Indenture has been duly authorized, executed and delivered by the Company, is duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent limited the Enforceability Exceptions);

(iv) The Mortgage has been duly authorized, executed and delivered by the Company, is duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery by the Mortgage Trustee, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent limited by the Enforceability Exceptions);

(v) (1)  The Registration Statement has become effective under the Securities Act, and any preliminary prospectus included in the General Disclosure Package at the Applicable Time and the Prospectus were filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date or dates specified therein, and the Issuer General Use Free Writing Prospectus described in Schedule A attached hereto was filed with the Commission pursuant to Rule 433 on the date specified in such opinion; (2) to the best of the knowledge of such counsel after inquiry of the Company and the staff of the Commission, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted under the Securities Act; (3) the Registration Statement, as of its effective date, the General Disclosure Package, as of the Applicable Time, the Prospectus, as of the date of this Agreement, and any amendment or supplement thereto, as of its date, appeared on their face to comply as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the rules and regulations thereunder; and (4) nothing has come to the attention of such counsel that would lead such counsel to believe either that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or that the Prospectus, as supplemented, as of the date of this Agreement, and as it shall have been amended or supplemented, as of the Closing Date, contained or contains any untrue statement of a material fact or omits or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements and other financial or statistical data contained or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus;

(vi) The statements in the Prospectus under the caption “Description of the Offered Bonds”, insofar as they purport to constitute summaries of certain terms of the Indenture, the Bonds, the Mortgage and the Mortgage Bonds, in each case constitute accurate summaries of such terms of such documents and securities, in all material respects;

(vii) This Agreement has been duly authorized, executed and delivered by the Company;

(viii) If notwithstanding the intention of the parties expressed in Section 1701 of the Indenture, it shall be finally determined by an appropriate court that the Company has any interest in the Mortgage Bonds delivered to and registered in the name of the Trustee as the basis for the issuance of the Bonds, then the Indenture is sufficient to create a valid security interest under the Uniform Commercial Code in effect in the State of New York (the “NYUCC”) in such interest of the Company in the Mortgage Bonds. Assuming continuing registration of the Mortgage Bonds in the name of the Trustee and continuing possession of the Mortgage Bonds by the Trustee in New York, such security interest is perfected by control under the provisions of the NYUCC and such security interest has priority over any other security interest in such interest of the Company in the Mortgage Bonds the perfection and priority of which is governed by NYUCC;

(ix) No consent, approval, authorization or other order of any public board or body of the United States or the State of New York (except for the registration of the Bonds under the Securities Act and the qualification of the Indenture under the Trust Indenture Act and other than in connection or compliance with the provisions of the securities or “blue sky” laws of any jurisdiction, as to which such counsel need express no opinion) is legally required for the authorization of the issuance of the Bonds in the manner contemplated herein and in the Prospectus; and

(x) The Company is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

In rendering such opinion, Dewey & LeBoeuf LLP may rely as to matters governed by Pennsylvania law upon the opinion of Michael A. McGrail, Esq. or such other counsel referred to in subsection (f).

(h) You shall have received from Sullivan & Cromwell LLP, counsel for the Underwriters, such opinion or opinions in form and substance satisfactory to you, dated the Closing Date, with respect to matters as you may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.  In rendering such opinion or opinions, Sullivan & Cromwell LLP may rely as to matters governed by Pennsylvania law upon the opinion of Michael A. McGrail, Esq. or such other counsel referred to above.

(i) You shall have received a certificate, dated the Closing Date, of an executive officer and a financial or accounting officer of the Company, in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects as of the Closing Date, (ii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending by the Commission, and (iv) subsequent to the date of the latest financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company except as set forth or contemplated in the Prospectus; and

(j) You shall have received from the Company a copy of the rating letters from Standard & Poor’s Rating Service, Moody’s Investors Service, Inc. and Fitch, Inc. assigning ratings on the Bonds of at least A-, A3 and A-, respectively.

    The Company will furnish you as promptly as practicable after the Closing Date with such conformed copies of such opinions, certificates, letters and documents as you may reasonably request.

    In case any such condition shall not have been satisfied, this Agreement may be terminated by you upon notice in writing or by telegram to the Company without liability or obligation on the part of the Company or any Underwriter, except as provided in Sections 6(e), 6(i), 9, 11 and 14 hereof.

8.	Conditions of Company’s Obligations.

    The obligations of the Company to sell and deliver the Bonds on the Closing Date are subject to the following conditions:

(a) At the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall be in effect or proceeding therefor shall have been instituted or, to the knowledge of the Company, shall be contemplated.

(b) At or before the Closing Date, the Pennsylvania Public Utility Commission and any other regulatory authority whose consent or approval shall be required for the issue and the sale of the Bonds and the issuance of the Mortgage Bonds by the Company as herein provided shall have taken all requisite action, or all requisite action shall be deemed in fact and law to have been taken, to authorize such issue and sale on the terms set forth in the Prospectus.

    If any such conditions shall not have been satisfied, then the Company shall be entitled, by notice in writing or by telegram to you, to terminate this Agreement without any liability on the part of the Company or any Underwriter, except as provided in Sections 6(e), 6(i), 9, 11 and 14 hereof.

9.	Indemnification and Contribution.

(a) The Company agrees that it will indemnify and hold harmless each Underwriter and the officers and directors of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, against any loss, expense, claim, damage or liability to which, jointly or severally, such Underwriter or such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Statutory Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading and, except as hereinafter in this Section provided, the Company agrees to reimburse each Underwriter and each person who controls any Underwriter as aforesaid for any reasonable legal or other expenses as incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, expense, claim, damage or liability; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, expense, claim, damage or liability arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in any such document in reliance upon, and in conformity with, written information furnished to the Company as set forth in Schedule B hereto by or through you on behalf of any Underwriter expressly for use in any such document or arises out of, or is based on, statements or omissions from the part of the Registration Statement which shall constitute the Statement of Eligibility under the Trust Indenture Act of the Trustee under the Indenture.

(b) Each Underwriter, severally and not jointly, agrees that it will indemnify and hold harmless the Company and its officers and directors, and each of them, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any loss, expense, claim, damage or liability to which it or they may become subject, under the Securities Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based on any untrue statement or alleged untrue statement of any material fact contained in the Statutory Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such documents in reliance upon, and in conformity with, written information furnished to the Company as set forth in Schedule B hereto by or through you on behalf of such Underwriter expressly for use in any such document; and, except as hereinafter in this Section provided, each Underwriter, severally and not jointly, agrees to reimburse the Company and its officers and directors, and each of them, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, for any reasonable legal or other expenses incurred by it or them in connection with investigating or defending any such loss, expense, claim, damage or liability.

(c) Upon receipt of notice of the commencement of any action against an indemnified party, the indemnified party shall, with reasonable promptness, if a claim in respect thereof is to be made against an indemnifying party under its agreement contained in this Section 9, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify an indemnifying party shall not relieve it from any liability which it may have to the indemnified party otherwise than under its agreement contained in this Section 9.  In the case of any such notice to an indemnifying party, the indemnifying party shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense, of any such action, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party and to any other indemnifying party that is a defendant in the suit.  In the event that any indemnifying party elects to assume the defense of any such action and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it.  No indemnifying party shall be liable in the event of any settlement of any such action effected without its consent.  Each indemnified party agrees promptly to notify each indemnifying party of the commencement of any litigation or proceedings against it in connection with the issue and sale of the Bonds.

(d) If any Underwriter or person entitled to indemnification by the terms of subsection (a) of this Section 9 shall have given notice to the Company of a claim in respect thereof pursuant to subsection (c) of this Section 9, and if such claim for indemnification is thereafter held by a court to be unavailable for any reason other than by reason of the terms of this Section 9 or if such claim is unavailable under controlling precedent, such Underwriter or person shall be entitled to contribution from the Company for liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act.  In determining the amount of contribution to which such Underwriter or person is entitled, there shall be considered the relative benefits received by such Underwriter or person and the Company from the offering of the Bonds that were the subject of the claim for indemnification (taking into account the portion of the proceeds of the offering realized by each), the Underwriter or person’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances.  The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose).

(e) No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party and all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to or an admission of fault, culpability or the failure to act by or on behalf of any indemnified party.

(f) The indemnity and contribution provided for in this Section 9 and the representations and warranties of the Company and the several Underwriters set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or the Company or its directors or officers, (ii) the acceptance of any Bonds and payment therefor under this Agreement, and (iii) any termination of this Agreement.

10.	Default of Underwriters.

    If any Underwriter or Underwriters default in their obligations to purchase Bonds hereunder, the non-defaulting Underwriters may make arrangements satisfactory to the Company for the purchase of such Bonds by other persons, including any of the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date, the other Underwriters shall be obligated, severally in the proportion which their respective commitments hereunder bear to the total commitment of the non-defaulting Underwriters, to purchase the Bonds which such defaulting Underwriter or Underwriters agreed but failed to purchase.  In the event that any Underwriter or Underwriters default in their obligations to purchase Bonds hereunder, the Company may by prompt written notice to non-defaulting Underwriters postpone the Closing Date for a period of not more than seven full business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents, and the Company will promptly file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary.  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve an Underwriter from liability for its default.

11.	Survival of Certain Representations and Obligations.

    The respective indemnities, agreements, representations and warranties of the Company and of or on behalf of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Bonds.  If for any reason the purchase of the Bonds by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6, and the respective obligations of the Company and the Underwriters pursuant to Section 9 hereof shall remain in effect.

12.	Notices.

    The Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of each of the Underwriters if the same shall have been made or given by you jointly or by Barclays Capital Inc.  All statements, requests, notices, consents and agreements hereunder shall be in writing, or by telegraph subsequently confirmed in writing, and, if to the Company, shall be sufficient in all respects if delivered or mailed to the Company at Two North Ninth Street, Allentown, Pennsylvania 18101 (facsimile: 610-774-5235), Attn:  Treasurer, and, if to you, shall be sufficient in all respects if delivered or mailed to you at the address set forth on the first page hereof (a copy of which shall be sent to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attn: Fixed Income Syndicate (facsimile: 212-412-7305)); provided, however, that any notice to an Underwriter pursuant to Section 9 hereof will also be delivered or mailed to such Underwriter at the address, if any, of such Underwriter furnished to the Company in writing for the purpose of communications hereunder.

13.	Parties in Interest.

    This Agreement shall inure solely to the benefit of the Company and the Underwriters and, to the extent provided in Section 9 hereof, to any person who controls any Underwriter, to the officers and directors of the Company, and to any person who controls the Company, and their respective successors.  No other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.  The term “successor” shall not include any assignee of an Underwriter (other than one who shall acquire all or substantially all of such Underwriter’s business and properties), nor shall it include any purchaser of Bonds from any Underwriter merely because of such purchase.

14.	No Advisory or Fiduciary Relationship.

    The Company acknowledges and agrees that (a) the purchase and sale of the Bonds pursuant to this Agreement, including the determination of the public offering price of the Bonds and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

15.	Representation of Underwriters.

    Any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

16.	Counterparts.

    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

17.	Effectiveness.

    This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

18.	Headings.

    The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19.	Applicable Law.

    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

    Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the several Underwriters in accordance with its terms.

Yours very truly,

PPL ELECTRIC UTILITIES CORPORATION

By:      /s/ James E. Abel
                            Name:  James E. Abel
                            Title:  Treasurer

The foregoing Underwriting Agreement is hereby

confirmed and accepted as of the date first above written.

BARCLAYS CAPITAL INC.

/s/ Pamela Kendell
Name:  Pamela Kendell
Title:  Director

BNP PARIBAS SECURITIES CORP.

/s/ Jim Turner
Name:  Jim Turner
Title:  Managing Director
           Head of Debt Captial Markets

LAZARD CAPITAL MARKETS LLC

/s/ David G. McMillan, Jr.
Name:  David G. McMillan, Jr.
Title:  Managing Director

SCOTIA CAPITAL (USA) INC.

/s/ Greg Greer
Name:  Greg Greer
Title:  Managing Director

Acting severally on behalf of
themselves and as Representatives of
the several Underwriters named in
Section 3 hereof.

SCHEDULE A

Issuer General Use Free Writing Prospectus

1.
Final Terms and Conditions, dated October 15, 2008, for $25,000,000 aggregate principal amount of 7.125% Senior Secured Bonds due 2013 filed with the Commission by the Company pursuant to Rule 433 under the Securities Act.

SCHEDULE B

Information Represented and Warranted by the Underwriters

Pursuant to Section 2 of Underwriting Agreement

1.	The third paragraph under the caption “Underwriting” in the Prospectus Supplement;

2.	The second and third sentence of the fourth paragraph under the caption “Underwriting” in the Prospectus Supplement; and

3.	The fifth, sixth and seventh paragraphs under the heading “Underwriting” in the Prospectus Supplement.